UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

October 13, 2023 (October 13, 2023)
Date of Report (date of earliest event reported)

CUMBERLAND PHARMACEUTICALS INC.
(Exact name of registrant as specified in its charter)

Tennessee	001-33637	62-1765329
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
2525 West End Avenue, Suite 950 Nashville, Tennessee 37203
(Address of Principal Executive Offices)
(615) 255-0068
Registrant's telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value	CPIX	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01     Other Events
On October 10, 2023, Cumberland Pharmaceuticals Inc. announced a new publication in Antimicrobial Agents and Chemotherapy detailing the results of the first reported clinical study investigating the safety and pharmacokinetics of Vibativ® (telavancin) injection in children 2 to 17 years of age. This publication describes results of an open-label study aimed at characterizing a single 10 mg/kg dose of Vibativ in children 2 to 17 years of age who required systemic antibiotics for the treatment of a known or suspected bacterial infection.
Vibativ is an intravenous antibiotic approved by the FDA for the treatment of hospital-acquired and ventilator-associated bacterial pneumonia (HABP/VABP) as well as complicated skin and skin structure infections (cSSSIs) caused by certain gram-positive bacteria in adults.
A copy of the release is furnished as Exhibit 99.1.

Exhibit No.	Description

99.1	Press release dated October 10, 2023

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cumberland Pharmaceuticals Inc.

Dated: October 13, 2023	By:	/s/ John Hamm
John Hamm
Chief Financial Officer